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Exhibit 10.5

NEWPORT FAB, LLC CONTRIBUTION AGREEMENT

between:

CONEXANT SYSTEMS, INC.,
a Delaware corporation

and

NEWPORT FAB, LLC,
a Delaware limited liability company.

Dated as of February 23, 2002

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

i

NEWPORT FAB, LLC CONTRIBUTION AGREEMENT

        THIS NEWPORT FAB, LLC CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of February 23, 2002, by and between: CONEXANT SYSTEMS, INC., a Delaware corporation ("Conexant"); and NEWPORT FAB, LLC, a Delaware limited liability company ("the Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

        WHEREAS, Conexant currently conducts, and historically has conducted, semiconductor wafer fabrication and manufacturing operations at Conexant's Newport Beach California facilities (the "Wafer Fabrication Operations"), which operations include (i) the semiconductor wafer fabrication and probing operations located at the facilities surrounding, or physically housed, either in part or in whole, in Buildings 501, 503 and 505 located at 4311 Jamboree Road, Newport Beach, California (buildings 503 and 505 being referred to collectively as the "El Capitan Buildings") and (ii) certain research and development, design support service and other support operations ("Wafer Fabrication Support Operations"); and

        WHEREAS, Conexant wishes to contribute to the Company and the Company wishes Conexant to contribute to the Company certain assets related to the Wafer Fabrication Operations, in exchange for all the membership and other ownership interests in the Company (the "Membership Interests").

AGREEMENT

        NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

1.    CONTRIBUTION OF ASSETS; RELATED TRANSACTIONS.

        1.1    Contributions by Conexant.

          (a)   Conexant shall contribute, assign, transfer, convey and deliver to the Company, and the Company shall accept from Conexant, at the Closing (as defined in Section 1.4), good and valid title to the Contributed Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "Contributed Assets" shall mean all right, title, and interest of Conexant in and to only the following assets and properties:

            (i)    except as set forth on Schedule 1.1(a)(i)(1), all equipment, machinery, computers, tools, trade fixtures, improvements (including waste treatment and pollution control systems, raised floors, walls, HEPA filters, exhaust ductwork, gas and liquid lines, etc.) supplies, materials, furniture, and other tangible personal property used or held for use in the conduct of the Wafer Fabrication Operations and that are physically located within the blue shaded areas on the floor plan building schematics for Buildings 503 and 505 located at 4311 Jamboree Road, Newport Beach, California attached hereto as Schedule 1.1(a)(i)(2) (the "Identified WFO Property"), and all furniture, personal computers, calculators and other personal property used by or held for use by the Transferred Employees (the "Transferred Employees' Property");

            (ii)   all equipment, machinery, computers, tools, fixtures, supplies, materials, furniture, and other tangible property related to the Wafer Fabrication Support Operations that are specifically listed on Schedule 1.1.(a)(ii) (together with the Identified WFO Property and the Transferred Employees' Property, the "Tangible Personal Property");

            (iii)   the Inventory owned by Conexant as of the Closing Date (as defined in Section 1.4);

            (iv)  the spare parts used in the Wafer Fabrication Operations and owned by Conexant as of the Closing Date;

            (v)   all contracts listed on Schedule 1.1(a)(v), including any purchase orders related to such contracts (the "Transferred Contracts");

            (vi)  except as set forth on Schedule 1.1(a)(vi)(1) and except for any patent and patent applications not listed on Schedule 1.1(a)(vi)(1) that are primarily related to the Product Technology (collectively, the "Excluded Patent Rights"), the patent and patent applications set forth on Schedule 1.1(a)(vi)(2) and all other patents, patent applications and worldwide patent rights to all invention disclosures (which invention disclosures have been submitted to Conexant in writing as of the date of the Closing) primarily related to the Process Technology (collectively, the "Transferred Patents"). Notwithstanding the foregoing, the Excluded Patent Rights shall not include any patents, patent applications or disclosures set forth on Schedule 1.1(a)(vi)(2);

            (vii)   the know-how, trade secrets and other intellectual property primarily related to the Process Technology, including, without limitation, the know how, trade secrets, and other intellectual property rights described on Schedule 1.1(a)(vii) (collectively, the "Transferred Know-How");

            (viii)   all Governmental Authorizations primarily relating to the operation of the Wafer Fabrication Operations, to the extent such Governmental Authorizations are transferable by Conexant in connection with the transactions contemplated by this Agreement (the "Transferred Permits");

            (ix)  all claims, causes of action and rights of set-off relating to any of the Contributed Assets, other than claims, causes of action and rights of set-off for infringement, misappropriation or violation of the Transferred Intellectual Property that occurred prior to the Closing Date; and

            (x)   (a) all records and lists of Conexant primarily relating to the Wafer Fabrication Operations and the assets described in clauses (i) through (ix) of this Section 1.1, including without limitation all records and lists pertaining to all external customers and suppliers of and to the Wafer Fabrication Operations, (b) all product, business, and marketing plans of Conexant primarily pertaining to the Wafer Fabrication Operations, (c) all books, ledgers, files, reports, plans, drawings, and operating records related primarily to the Wafer Fabrication Operations or the assets described in clauses (i) through (ix) of this Section 1.1, and (d) to the extent permitted by applicable Legal Requirements, personnel records for all Transferred Employees (collectively, the "Books and Records"); provided that Conexant shall be entitled to retain a copy of such Books and Records for internal use.

          (b)   Notwithstanding anything in this Agreement to the contrary, (i) all assets of Conexant not specifically identified as a Contributed Asset under Section 1.1(a) (including but not limited to those assets set forth in Schedule 1.1(a)(i)(1) and all assets physically located in the unshaded areas on the floor plan building schematics for Buildings 503 and 505 located at 4311 Jamboree Road, Newport Beach, California, attached hereto as Schedule 1.1(a)(i)(2)) above and (ii) the assets listed on Schedule 1.1(b) and the assets physically located in the unshaded area on the floor plan attached to Schedule 1.1(b) (the assets listed on Schedule 1.1(b) being referred to as the "Specified Excluded Assets") shall not be contributed or transferred hereunder, shall be excluded from the definition of Contributed Assets and shall remain the property of Conexant.

          (c)   Following the Closing, and for a period of eighteen (18) months thereafter, the parties shall cooperate with each other to identify any assets that were (i) not designated as part of the Contributed Assets at the Closing but which relate primarily to the Wafer Fabrication Operations

  (the "Nontransferred WFO Assets"), and (ii) designated as part of the Contributed Assets but which do not relate to the Wafer Fabrication Operations and which should not have been transferred to the Company (the "Transferred Conexant Assets"). To the extent that any Transferred Conexant Assets are identified and the Company is legally and contractually permitted to transfer such assets, then the Company shall, [...***...] take all actions to transfer the Transferred Conexant Assets to Conexant. In the event that the Company is required to obtain the consent or approval of any Person prior to the transfer of any Transferred Conexant Assets, then the Company shall, [...***...] obtain such approval or consent, and upon obtaining such approval or consent, shall promptly transfer such Transferred Conexant Assets to Conexant. To the extent any Nontransferred WFO Assets are identified and Conexant is legally and contractually permitted to transfer such assets, Conexant shall, [...***...] take all actions to transfer such Nontransferred WFO Assets to the Company. In the event Conexant is required to obtain the consent or approval of any Person prior to the transfer of any Nontransferred WFO Asset, then Conexant shall, [...***...] obtain such approval or consent, and upon obtaining such approval or consent, shall promptly transfer such Nontransferred WFO Asset to the Company. In the event Conexant is unable to obtain such approval or consent, then Conexant and the Company shall discuss in good faith an appropriate resolution for the disposition of such Nontransferred WFO Asset. In the event Conexant and the Company are unable within a reasonable period of time to agree upon an appropriate resolution with respect to the transfer of any Transferred Conexant Asset or Nontransferred WFO Asset as the case may be, then such dispute shall be resolved in accordance with the arbitration procedures set forth in Section 2.7. Notwithstanding the foregoing, Conexant shall not be obligated to transfer to the Company any Nontransferred WFO Asset unless the Company shall make arrangements to provide Conexant with the benefit of such asset to the extent such asset is used in Conexant's other operations. Notwithstanding any provision of this Agreement to the contrary, nothing herein shall be deemed to constitute an agreement to assign any Transferred Contract or any right or privilege arising thereunder if an attempted assignment thereof, without the consent of the other party or parties thereto, would constitute a breach thereof unless such consent has been obtained.

        1.2    Consideration for Contributed Assets.

          (a)   As consideration for the contribution of the Contributed Assets by Conexant to the Company set forth in Section 1.1 above, the Company shall:

            (i)    at the Closing, issue to Conexant 100% of the Membership Interests in the Company; and

            (ii)   at the Closing, assume the Assumed Liabilities (as defined in Section 1.2(b)) and be responsible for their timely discharge or satisfaction.

          (b)   For purposes of this Agreement "Assumed Liabilities" shall mean only the following liabilities:

            (i)    all Liabilities arising under or out of the Transferred Contracts (other than Liabilities arising out of breaches or violations by Conexant occurring prior to the Closing Date) for performance of or payments to be made under the Transferred Contracts that accrue in respect of events following the Closing Date; provided however, that any payment obligations arising under the Transferred Contracts for products or services received by Conexant prior to the Closing Date shall not be deemed an Assumed Liability, and Conexant shall remain liable for any such payments;

            (ii)   all employment related liabilities set forth on Schedule 1.2(b)(ii);

            (iii)   all Liabilities arising, accruing or occurring under or out of that certain Labor Agreement, effective May 1, 1998 between Conexant and Local Union No. 2295 of the International Brotherhood of Electrical Workers (the "Collective Bargaining Agreement") on or after May 1, 2002 to the extent provided in the Employee Matters Agreement;

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

            (iv)  all Liabilities other than Excluded Liabilities arising on or after the Closing Date out of the ownership or use of the Contributed Assets or the conduct of the Wafer Fabrication Operations by the Company on or after the Closing Date;

            (v)   all Liabilities related to the capital expenditures and other acquisition commitments identified on Schedule 1.2(b)(v);

          (c)   Except as specifically set forth in Section 1.2(b), the Company shall not assume any Liabilities of Conexant, whether arising out of the Wafer Fabrication Operations or otherwise (the "Excluded Liabilities"), including without limitation any liabilities related to or arising from employment, employee benefits and employee benefit plans, the ownership of the Contributed Assets, Taxes, compliance with Legal Requirements, or any breaches or violations under the Transferred Contracts, in each case, accruing, arising out of, or relating to events and occurrences prior to the Closing.

        1.3    Sales Taxes.    Conexant shall be responsible for, and shall pay and reimburse the Company, and/or its Affiliates, as applicable, for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees, stamp taxes or similar taxes, charges, fees or expenses (collectively "Sales and Transfer Taxes") that may become payable in connection with the contribution of the Contributed Assets, assumption of the Assumed Liabilities, and issuance of the Membership Interests as contemplated hereby. The Company and Conexant shall cooperate with each other in timely making all filings, returns, report and forms as may be required in connection with the payment of all Sales and Transfer Taxes, including but not limited to delivering all instruments and certificates as are necessary to minimize such Sales and Transfer Taxes and enable the other to timely comply with the filing of any Tax Return that relates to Sales and Transfer Taxes.

        1.4    Closing.

          (a)   The closing of the transactions contemplated by Sections 1.1, 1.2 and 1.3 and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Cooley Godward LLP, located at 4401 Eastgate Mall, San Diego, California, at 9:00 a.m. (Pacific Standard Time) concurrently with the execution of this Agreement. For purposes of this Agreement, "Closing Date" shall mean the date as of which the Closing actually takes place.

          (b)   At the Closing:

            (i)    Conexant shall execute and deliver to the Company such bills of sale, endorsements, assignments and other documents as may be necessary or appropriate to assign, convey, transfer and deliver to the Company the Contributed Assets;

            (ii)   Conexant and the Company shall execute and deliver to each other the Assignment and Assumption Agreement in a form reasonably acceptable to Conexant and the Company (the "Assignment and Assumption Agreement"); and

            (iii)   the Company shall issue to Conexant certificates evidencing the Membership Interests contemplated by Section 1.2(a)(i).

2.    MISCELLANEOUS PROVISIONS.

        2.1    Further Assurances.    Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions.

        2.2    Governing Law.    This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

        2.3    Successors and Assigns; Parties in Interest.    This Agreement shall be binding upon and inure to the benefit of the Company and Conexant, and the respective successors and assigns (if any) of the foregoing.

        2.4    Remedies Cumulative; Specific Performance.    The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties hereto agree that: (a) in the event of any breach or threatened breach by any party of any covenant, obligation, or other provision of this Agreement applicable to such party, the other party shall be entitled (in addition to any other remedy that may be available) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) such other party shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

        2.5    Waiver.

          (a)   No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b)   No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        2.6    Construction.

          (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c)   All monetary amounts referenced herein are denominated in United States Dollars.

          (d)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (e)   Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

        2.7    Dispute Resolution; Arbitration.

          (a)   The parties hereto will act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, controversy or disagreement arising out of or relating to or in connection with this Agreement or the breach, termination or validity hereof (each a "Dispute")

  between the parties or any of their respective subsidiaries or affiliates under or related to this Agreement or any of the transactions contemplated hereby.

          (b)   Upon the written request (a "Request") of any party, the relevant parties shall commence good faith negotiations with the goal of resolving the Dispute on a mutually satisfactory basis. If the Dispute has not been resolved to the satisfaction of all relevant parties within fifteen (15) calendar days after the date on which the Request is delivered, the Dispute shall immediately be referred to senior officers of each relevant party. The senior officers of each party (e.g., chief executive officer and/or chief financial officer or senior or executive vice president) shall meet immediately, and in no case later than 30 calendar days after the date on which the Request is delivered, for a minimum of two business days with a mutually selected mediator and attempt in good faith to negotiate a resolution of the Dispute. If the parties are unable to resolve the Dispute within 35 calendar days after the date on which the Request is delivered, then any relevant party may submit the Dispute to arbitration as the exclusive means of resolving it in accordance with the procedures set forth in this Section.

          (c)   Except as otherwise specified in this Section, any Dispute not resolved through the procedure set forth above shall be finally settled by arbitration in accordance with the Rules and Procedures of the American Arbitration Association (the "Arbitration Rules"), which are deemed to be incorporated by reference herein except as otherwise modified herein.

          (d)   The arbitration situs shall be Wilmington, Delaware, and the laws of the State of Delaware shall be applied.

          (e)   In the event of an arbitration involving two parties, there shall be one arbitrator who shall be jointly nominated by such parties. In the event of an arbitration involving more than two parties, there shall be three arbitrators who shall be jointly nominated by the parties. If the parties fail to so nominate the arbitrators within 30 days from the date when the Dispute is submitted to arbitration pursuant to this Section, at the request of any party, the arbitrator(s) shall be appointed in accordance with the Arbitration Rules.

          (f)    The arbitration hearing shall commence no later than 30 days following the appointment of the sole arbitrator or after the appointment of the last of the three arbitrators, as the case may be, and the final award shall be rendered no later than 30 calendar days following the close of the hearing.

          (g)   Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, provide the other with copies of documents relevant to the issue raised by any claim or counterclaim. Other discovery may be ordered by the panel to the extent the panel deems additional discovery relevant and appropriate, and any dispute regarding discovery, relevance or scope thereof, shall be determined by the panel, which determination shall be conclusive.

          (h)   By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, injunctive or other equitable relief or an order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

          (i)    The award shall be final and binding upon the parties, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal in connection with the Dispute. Judgment upon any award may be entered in any court having competent jurisdiction thereof.

          (j)    The costs of the arbitration shall be borne as determined in accordance with the Arbitration Rules; provided, however, that to the extent a party is non-prevailing or unsuccessful on a claim in an arbitration proceeding under this Section, as determined by the arbitrator(s), that party shall pay the prevailing or successful party's costs and expenses incurred in connection with the arbitration of that Dispute, including attorneys' fees and arbitration expenses, whether or not such Dispute is prosecuted to award or judgment.

          (k)   Subject to the receipt of any applicable governmental approval, any monetary award shall be made and promptly payable in U.S. dollars if due in U.S. dollars, free of any deduction or offset, and the arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. The arbitral tribunal shall have the authority to award any remedy or relief proposed by the claimants or respondents pursuant to this Agreement, including without limitation, a declaratory judgment, specific performance of any obligation created under this Agreement or the issuance of an injunction.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first above written.

CONEXANT SYSTEMS, INC., a Delaware corporation

By:	/s/ DWIGHT DECKER Name: Dwight Decker Title: Chief Executive Officer

NEWPORT FAB, LLC a Delaware limited liability company

By:	/s/ SCOTT SILCOCK Name: Scott Silcock Title: Director of Operations

[SIGNATURE PAGE TO NEWPORT FAB, LLC CONTRIBUTION AGREEMENT]

EXHIBIT A

CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        "Affiliate" shall mean, with respect to any Entity, any other Entity controlled by, controlling, or under common control with such first Entity.

        "Agreement" shall mean the Asset Contribution Agreement to which this Exhibit A is attached (including the Conexant Disclosure Schedule and the Carlyle Disclosure Schedule), as it may be amended from time to time.

        "Contract" shall mean any written agreement, contract, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan or commitment of any nature.

        "Encumbrance" shall mean any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, lease, license, Order, imperfection of title, condition or restriction (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        "Governmental Authorization" shall mean any permit, license, certificate, franchise, approval, consent, certification, designation, registration, qualification or authorization issued or granted by any Governmental Body.

        "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction; (b) federal, state, local, municipal or foreign government (including any agency, department, bureau, division, court, or other administrative or judicial body thereof); or (c) governmental or quasi-governmental authority of any nature.

        "Intellectual Property" shall mean any and all worldwide (a) rights associated with works of authorship, including copyrights, moral rights, and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patents and patent rights; (e) other proprietary rights in know-how, inventions, ideas, algorithms, formula, methods, processes, techniques, proprietary information, software, semiconductor devices, and other types of technology; and (f) all registrations, applications, renewals, extensions, combinations, divisions, or reissues of the foregoing.

        "Inventory" shall mean those items of raw materials and work-in-process used to manufacture semiconductor wafers at the Newport Beach Fab Facility or otherwise related to the Wafer Fabrication Operations.

        "Legal Requirement" shall mean any federal, state, foreign, local or municipal law, statute, legislation, constitution, ordinance, code, edict, rule, regulation, ruling, directive, pronouncement, or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability).

A-1

        "Newport Beach Fab Facility" shall mean Conexant's semiconductor wafer manufacturing facility located in buildings 501, 503 and 505 at 4311 Jamboree Road, Newport Beach, California, together with any other real property used in the Wafer Fabrication Operations.

        "Order" shall mean any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any Governmental Body or any arbitrator or arbitration panel.

        "Permitted Encumbrance" shall mean (i) any Encumbrance for Taxes not yet due and payable or which are being contested in good faith through appropriate proceedings for which adequate reserves have been established in accordance with GAAP on the financial statements, (ii) any Encumbrance with respect to leased equipment that exists under the express terms of any equipment lease included in the Contributed Assets, and (iii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable or which are being contested in good faith through appropriate proceedings for which adequate reserves have been established in accordance with GAAP on the financial statements.

        "Person" shall mean any individual, Entity or Governmental Body.

        "Proceeding" shall mean any action, suit, litigation, arbitration, or investigation (including any civil, criminal or administrative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

        "Process Technology" shall mean: [...***...]

        "Product Technology" shall mean [...***...]

        "Representatives" shall mean officers, directors, employees, shareholders, agents, attorneys, accountants, advisors and representatives.

        "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

        "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Transferred Employees" shall mean those employees of Conexant who become employees of the Company.

        "Transferred Intellectual Property" shall mean collectively the Transferred Patents and the Transferred Know-How.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

A-2

DISCLOSURE SCHEDULE
to
NEWPORT FAB, LLC CONTRIBUTION AGREEMENT
Dated as of February 23, 2002
by and among
CONEXANT SYSTEMS, INC. and NEWPORT FAB, LLC

        This disclosure schedule ("Disclosure Schedule") is being furnished by Conexant Systems, Inc., a Delaware corporation ("Conexant") to Newport Fab, LLC, a Delaware limited liability company ("Newport Fab"), in connection with the execution and delivery of that certain Newport Fab, LLC Contribution Agreement dated as of February 23, 2002 by and between Conexant and Newport Fab (the "Agreement"). Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement.

        No reference to or disclosure of any item or other matter in this Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Disclosure Schedule. No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

        This Disclosure Schedule and the information and disclosures contained in this Disclosure Schedule are intended only to qualify and limit the representations, warranties and covenants of Conexant contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any such representation, warranties or covenants.

        The bold-faced headings contained in this Disclosure Schedule are included for convenience only, and are not intended to limit the effect of the disclosures contained in this Disclosure Schedule or to expand the scope of the information required to be disclosed in this Disclosure Schedule.

SCHEDULE 1.1(a)(i)(1)

EXCLUDED ASSETS

        [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1(a)(i)(2)

MAP

        [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1(a)(ii)

TANGIBLE PERSONAL PROPERTY

        [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1(a)(v)

        [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1(a)(vi)(1)

        [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1(a)(vi)(2)

PATENTS, APPLICATIONS AND DISCLOSURES BEING TRANSFERRED TO COMPANY

        [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1(a)(vii)

KNOW-HOW

        [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1(b)

        [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.2(b)(ii)

Employment Related Liabilities to be Assumed by the Joint Venture

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Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.2(b)(v)

ASSUMED LIABILITIES RELATED TO CAPITAL EXPENDITURES AND

OTHER ACQUISITION COMMITMENTS

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Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

QuickLinks

NEWPORT FAB, LLC CONTRIBUTION AGREEMENT
DISCLOSURE SCHEDULE to NEWPORT FAB, LLC CONTRIBUTION AGREEMENT Dated as of February 23, 2002 by and among CONEXANT SYSTEMS, INC. and NEWPORT FAB, LLC
SCHEDULE 1.1(a)(i)(1) EXCLUDED ASSETS
SCHEDULE 1.1(a)(i)(2) MAP
SCHEDULE 1.1(a)(ii) TANGIBLE PERSONAL PROPERTY
SCHEDULE 1.1(a)(v)
SCHEDULE 1.1(a)(vi)(1)
SCHEDULE 1.1(a)(vi)(2) PATENTS, APPLICATIONS AND DISCLOSURES BEING TRANSFERRED TO COMPANY
SCHEDULE 1.1(a)(vii) KNOW-HOW
SCHEDULE 1.1(b)
SCHEDULE 1.2(b)(ii) Employment Related Liabilities to be Assumed by the Joint Venture
SCHEDULE 1.2(b)(v) ASSUMED LIABILITIES RELATED TO CAPITAL EXPENDITURES AND OTHER ACQUISITION COMMITMENTS